USANA Health Sciences Reports Second Quarter 2026 Results

Company Continues Evolution to a Diversified, Omnichannel Health and Wellness Business

SALT LAKE CITY, August 4, 2026 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal second quarter ended July 4, 2026.

Key Financial Results
Second Quarter 2026 vs. Second Quarter 2025
•Net sales of $223 million versus $236 million.
•Net loss of $(21.4) million, which includes an estimated preliminary non-cash impairment charge(3) of $29.1 million, versus net earnings of $9.7 million.
•Diluted EPS of $(1.16) as compared with $0.52.
•Adjusted diluted EPS(1) of $(0.07) as compared with $0.74.
•Adjusted EBITDA(2) of $27.8 million versus $30.5 million.
•Core Nutritional Active Customers of 384,000 versus 418,000.
•Hiya Active Monthly Subscribers of 166,000 versus 200,400.
•Company updates fiscal 2026 guidance.

Q2 2026 Consolidated Performance

	Q2 2026	Year-Over-Year	Sequentially
Net Sales	$223 million	-5% (+$6 million or +3% FX impact)	-11%
Net Loss*	$(21.4) million	N/A	N/A
Diluted EPS	$(1.16)	N/A	N/A
Adjusted Diluted EPS(1)	$(0.07)	N/A	N/A
Adjusted EBITDA(2)	$27.8 million	-9%	-2%
*Income tax expense of $9 million added to a pretax loss of $(19) million for Q2 2026.

Net Loss, EPS and EBITDA figures represent amounts attributable to USANA and excludes the noncontrolling interest of 21.2% in Hiya.

“Our consolidated second quarter results reflect mixed performance as the Core Nutritional business delivered results generally in line with our expectations, while our ventures businesses performed below expectations," said Kevin Guest, Chairman and Chief Executive Officer. “Specifically, Hiya continued to experience a challenging digital marketing environment, which pressured topline performance, subscriber growth, and margins. Additionally, Rise Wellness experienced a packaging-related disruption that impacted its commercial execution during the quarter. While we believe that these challenges for Hiya and Rise are temporary, and both companies remain well positioned to execute their growth strategies, we now expect net sales for these businesses during the full year to be below our prior expectations and are updating our outlook accordingly.

“We remain confident in USANA's strategic transformation from a single-channel direct sales business into a diversified, omnichannel health and wellness company built on consumer acquisition and loyalty. We are continuing to evolve our Brand Partner incentive plan, accelerate product innovation, and modernize our technology infrastructure. We remain confident that these initiatives will lead to long-term sustainable growth.

“Hiya’s talented management team continues to embrace the opportunity to leverage their brand across additional channels to reach a broader consumer base, while continuing to build on strong performance at a major national retailer, early-stage international expansion, and encouraging momentum in additional e-commerce channels. Rise Wellness’ high growth protein beverage brand, Protein Pop, is just a year old, and continues to attract new retailers, expand its presence with existing retailers and create the foundation for an exciting and expanded product pipeline. We recognize this progress will not always be linear quarter to quarter, and as we manage the business with that expectation in mind, our focus remains on building long-term loyalty from the consumers and Brand Partners who depend on our brands."

Q2 2026 Segment Results
Core Nutritional

Core Nutritional
	Q2 2026	Year-Over-Year	Sequentially
Net Sales	$192 million	-4%	-6%
Active Customers	384,000	-8%	-5%

Asia Pacific Region
	Q2 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales	$157 million	-4%	-7%	-7%
Active Customers	307,000	-9%	N/A	-6%

Asia Pacific Sub-Regions
		Q2 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Greater China	Net Sales	$114 million	+1%	-3%	-7%
	Active	216,000	-6%	N/A	-8%
	Customers
North Asia	Net Sales	$14 million	-20%	-14%	-10%
	Active	32,000	-14%	N/A	Flat
	Customers
Southeast Asia Pacific	Net Sales	$29 million	-13%	-15%	-6%
	Active	59,000	-13%	N/A	Flat
	Customers

Americas and Europe Region
	Q2 2026	Year-Over-Year	Year-Over-Year (Constant Currency)	Sequentially
Net Sales	$34 million	-5%	-7%	-2%
Active Customers	77,000	-6%	N/A	-1%

Hiya Health

	Q2 2026	Year-Over-Year	Sequentially
Net Sales	$28 million	-17%	-12%
Active Monthly Subscribers	166,000	-17%	-11%

Rise Wellness

	Q2 2026	Year-Over-Year	Sequentially
Net Sales	$3 million	+40%	-75%

Balance Sheet
The Company ended the quarter with $169 million in cash and cash equivalents and zero debt. As of July 4, 2026, inventory totaled $95 million, a decrease of approximately $13 million, or 12% compared to balances at year-end 2025.

The Company did not repurchase any shares during the quarter and has approximately $34 million remaining under the current share repurchase authorization as of the end of the second quarter.

Fiscal Year 2026 Outlook
The Company is updating its outlook for fiscal year 2026, as follows:

Fiscal Year 2026 Outlook
	Updated Estimate	Previous Range
Core Nutritional business net sales	$750 million*	$720 to $765 million
Hiya net sales	$125 million	$140 to $155 million
Rise Wellness net sales	$35 million	$65 to $80 million
Consolidated net sales	$910 million	$925 million to $1.0 billion

Net (loss) earnings	$(11) million	$20 million to $27 million
Diluted EPS	$(0.61)	$1.11 to $1.45
Adjusted diluted EPS(1)	$0.76	$1.95 to $2.29
Adjusted EBITDA(2)	$87 million	$101 million to $109 million
*Reflects an expected favorable currency exchange rate impact of approximately $20 million, or 2% of net sales and one less week of operations compared to fiscal year 2025 which was a 53-week year.

“Our GAAP net loss and negative Adjusted diluted EPS this quarter reflect lower-than-expected commercial performance from Hiya and Rise, and we’ve updated our full-year outlook accordingly,” said Doug Hekking, Chief Financial Officer. “Related to Hiya, we recorded an estimated preliminary non-cash goodwill impairment charge of $29 million. This non-cash charge primarily reflects recent performance and changes in near-term forecasts, as well as updated valuation assumptions under applicable accounting standards, including adjustments to market multiples and discount rates. Hiya continues to be a core element of our strategy and we remain confident and committed to leveraging the brand across channels and international markets to drive long-term growth. Additionally, an increase in the annual estimated income tax rate, which was driven by both current performance and lower near-term forecasts, disproportionately impacted the current-year quarter and contributed to the net loss.

"Our balance sheet continues to be a source of strength, as we ended the period with $169 million in cash and debt-free. We also generated $20 million in free cash flow this quarter, driven in large part by improved working capital management. Financial flexibility remains important and is central to how we're investing in USANA's continued evolution from a single-channel direct sales business into a diversified, omnichannel health and wellness company."

_________________________
(1) Adjusted Diluted (Loss) Earnings Per Share is a non-GAAP financial measure. The Company excludes cost realignment expenses, impairment expense, gain on sale of assets, and acquisition-related costs, such as business transaction costs, integration expense and amortization expense from acquisition-related intangible assets in calculating Adjusted Diluted (Loss) Earnings Per Share. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Diluted (Loss) Earnings Per Share (GAAP) to Adjusted Diluted (Loss) Earnings Per Share (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Net (Loss) Earnings (GAAP) to Adjusted EBITDA (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.
(3) Estimated preliminary non-cash impairment charge was recognized, during the second quarter of 2026, to reduce goodwill, which impacted the Hiya reporting unit.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures Adjusted EBITDA and Adjusted Diluted EPS. Adjusted EBITDA is a non-GAAP financial measure of (loss) earnings before interest, taxes, depreciation, and amortization that also excludes certain adjustments as indicated below in the reconciliation from net (loss) earnings. Adjusted Diluted EPS is a non-GAAP financial measure of diluted (loss) earnings per share that excludes certain adjustments as indicated below in the reconciliation from diluted EPS.

Adjusted EBITDA (non-GAAP) is net (loss) earnings (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization, non-cash share-based compensation, transaction-related expenses and integration costs for the Hiya acquisition, cost realignment expenses, impairment expense, and gain on sale of assets. Adjusted EBITDA attributable to USANA (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to non-controlling interest related to Hiya.

Adjusted diluted (loss) earnings per share (non-GAAP) is diluted (loss) earnings per share (its most directly comparable GAAP financial measure) adjusted for amortization of intangible assets, transaction-related expenses and integration costs related to the Hiya acquisition, cost realignment expenses, impairment expense, and gain on sale of assets.

Management believes that Adjusted EBITDA (non-GAAP), Adjusted EBITDA attributable to USANA (non-GAAP), and Adjusted diluted (loss) earnings per share (non-GAAP), along with GAAP measures used by management, most appropriately reflect how the Company measures the business internally.

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”) and investors should not directly compare with or infer relationship from any of the Company’s operating results presented in accordance with GAAP to Adjusted EBITDA and Adjusted diluted (loss) earnings per share. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP financial information as a tool for comparison. As a result, the non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

Reconciliation of Net (Loss) Earnings (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Quarter ended
	July 4, 2026	June 28, 2025
Net (loss) earnings attributable to USANA (GAAP)	$(21,382)	$9,655
Net (loss) earnings attributable to noncontrolling interest	(6,569)	789
Net (loss) earnings	$(27,951)	$10,444

Adjustments:
Income taxes	$9,051	$8,373
Interest (income) expense	(595)	(360)
Depreciation and amortization	4,714	5,148
Amortization of intangible assets - Hiya	4,456	4,456
(Loss) earnings before interest, taxes, depreciation, and amortization (EBITDA)	$(10,325)	$28,061

Add EBITDA adjustments:
Non-cash share-based compensation	3,404	3,622
Estimated preliminary impairment	29,137	—
Transaction, integration and transition costs - Hiya	2	115
Inventory step-up - Hiya	—	544
Adjusted EBITDA	22,218	32,342
Adjusted EBITDA attributable to noncontrolling interest	5,629	(1,847)
Adjusted EBITDA attributable to USANA	$27,847	$30,495

Reconciliation of Diluted (Loss) Earnings Per Share (GAAP) to Adjusted Diluted (Loss) Earnings Per Share (non-GAAP)
(in thousands, except per share data)

	Quarter ended
	July 04, 2026	June 28, 2025
Net (loss) earnings attributable to USANA (GAAP)	$(21,382)	$9,655

Earnings (loss) per common share - Diluted	$(1.16)	$0.52
Weighted Average common shares outstanding - Diluted	18,486	18,536

Adjustment to net (loss) earnings:
Transaction, integration and transition costs - Hiya	$2	$115
Inventory step-up - Hiya	—	544
Estimated preliminary impairment	29,137	—
Amortization of intangible assets - Hiya	4,456	4,456
Adjustments to net (loss) earnings attributable to noncontrolling interest	(7,106)	(1,057)
Income tax effect of adjustments to net (loss) earnings	(6,346)	—
Adjusted net (loss) earnings attributable to USANA	$(1,239)	$13,713

Adjusted (loss) earnings per common share - Diluted	$(0.07)	$0.74
Weighted average common shares outstanding - Diluted	18,486	18,536

Management Commentary Document and Conference Call
For further information on USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, August 5, 2026 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a question- and-answer session.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “enhance,” “drive,” “anticipate,” “intend,” “improve,” “promote,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding commercial performance and growth for Hiya and Rise Wellness in 2026 and continued growth in the future; statements about the Company’s long-term growth; and the statements under the sub-heading “Fiscal Year 2026 Outlook.” Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks relating to global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Brand Partners; risk that our Brand Partner compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with our launch of new products or reformulated existing products; risks related to Hiya’s ability to adapt to changes in the digital marketing environment to continue to generate customer acquisition, including changes in social media advertising algorithms; risks related to Hiya’s ability to perform in an expanding distribution channel and new international markets; risks related to Rise Wellness’ ability to execute its commercial plan and its dependence on product orders from certain key retailers – specifically, if future orders from those retailers do not meet our forecasts or such retailers discontinue purchasing and selling Rise Wellness products; risks related to governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets, including potential adverse impact from tariffs, trade policies or other international disputes by and among the United States, China, or other markets that are important to the Company; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict and the conflict between the United States and Iran; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with our operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; risk that Hiya and Rise Wellness disrupt the Company’s overall strategic plans and operations; the diversion of the attention of the management teams of USANA, Hiya, and Rise Wellness from ongoing business operations; the ability to retain key personnel of USANA, Hiya and Rise Wellness; the ability to realize the benefits of the Hiya acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; and the amount of the costs, fees, expenses and charges related to the acquisition. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Brand Partners and Preferred Customers across 25 global markets. More information on USANA can be found at www.usana.com. USANA also owns a 78.8% controlling ownership stake in Hiya Health Products, a children's health and wellness company and a 100% interest in Rise Wellness. Hiya and Rise Wellness offer a variety of clean-label health products. More information on Hiya can be found at www.hiyahealth.com. More information on Rise Wellness can be found on www.risebar.com and www.proteinpop.com.

Investor contact:                Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact:                Sarah Searle
                        (801) 954-7626
                        media@usanainc.com

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended
	July 4, 2026	June 28, 2025
Net sales	$223,273	$235,848
Cost of sales	48,339	50,184
Gross profit	174,934	185,664
Operating expenses:
Brand Partner incentives	83,475	87,040
Selling, general and administrative	82,318	81,906
Estimated preliminary impairment	29,137	—
Total operating expenses	194,930	168,946
(Loss) earnings from operations	(19,996)	16,718
Other income (expense):
Interest income	595	619
Interest expense	—	(259)
Other, net	501	1,739
Other income (expense), net	1,096	2,099
(Loss) earnings before income taxes	(18,900)	18,817
Income taxes	9,051	8,373
Net (loss) earnings	(27,951)	10,444
Net (loss) earnings attributable to redeemable noncontrolling interest	(6,569)	789
Net (loss) earnings attributable to USANA	$(21,382)	$9,655

(Loss) earnings per common share attributable to USANA
Basic	$(1.16)	$0.52
Diluted	$(1.16)	$0.52

Weighted average common shares outstanding
Basic	18,486	18,513
Diluted	18,486	18,536

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of July 4, 2026	As of January 3, 2026
ASSETS
Current assets
Cash and cash equivalents	$168,560	$158,380
Trade accounts receivable (net of allowance of $92 and $137, respectively)	3,337	4,285
Inventories	86,343	102,608
Prepaid expenses and other current assets	22,826	23,132
Total current assets	281,066	288,405
Property and equipment, net	94,269	94,383
Goodwill	109,141	137,962
Intangible assets, net	124,615	133,151
Deferred tax assets	29,539	27,209
Other assets*	64,580	61,805
Total assets	$703,210	$742,915

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,431	$17,263
Line of credit	—	14,000
Other current liabilities	90,244	97,302
Total current liabilities	105,675	128,565
Deferred tax liabilities	4,662	4,892
Other long-term liabilities	21,900	23,186

Redeemable noncontrolling interest	44,667	53,168

Total stockholders' equity attributable to USANA	526,306	533,104
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$703,210	$742,915

*Includes noncurrent inventories of $8,513 and $4,799 as of 04-Jul-26 and 03-Jan-26, respectively. Total inventories were $94,856 and $107,407 as of 04-Jul-26 and 03-Jan-26, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter ended
	July 4, 2026		June 28, 2025		Change from prior year	Percent change	Currency impact on sales	Percent change excluding currency impact
Core Nutritional:
Asia Pacific
Greater China	$114,614	51.3%	$113,171	48.0%	$1,443	1.3%	$5,230	(3.3%)
Southeast Asia Pacific	28,719	12.9%	32,887	13.9%	(4,168)	(12.7%)	776	(15.0%)
North Asia	13,814	6.2%	17,166	7.3%	(3,352)	(19.5%)	(991)	(13.8%)
Asia Pacific total	157,147	70.4%	163,224	69.2%	(6,077)	(3.7%)	5,015	(6.8%)
Americas and Europe	34,458	15.4%	36,264	15.4%	(1,806)	(5.0%)	632	(6.7%)
Core Nutritional total	191,605	85.8%	199,488	84.6%	(7,883)	(4.0%)	5,647	(6.8%)
Hiya	28,261	12.7%	33,931	14.4%	(5,670)	(16.7%)	—	(16.7%)
Rise	3,407	1.5%	2,429	1.0%	978	40.3%	—	40.3%
Consolidated total	$223,273	100.0%	$235,848	100.0%	$(12,575)	(5.3%)	$5,647	(7.7%)

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CORE NUTRITIONAL ACTIVE BRAND PARTNERS AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Core Nutritional Active Brand Partners by Region(1)
(unaudited)
	As of July 4, 2026		As of June 28, 2025
Asia Pacific
Greater China	60,000	35.9%	64,000	37.2%
Southeast Asia Pacific	44,000	26.3%	45,000	26.2%
North Asia	25,000	15.0%	26,000	15.1%
Asia Pacific Total	129,000	77.2%	135,000	78.5%

Americas and Europe	38,000	22.8%	37,000	21.5%
	167,000	100.0%	172,000	100.0%

Core Nutritional Active Preferred Customers by Region(2)
(unaudited)
	As of July 4, 2026		As of June 28, 2025
Asia Pacific
Greater China	156,000	71.9%	167,000	67.9%
Southeast Asia Pacific	15,000	6.9%	23,000	9.3%
North Asia	7,000	3.2%	11,000	4.5%
Asia Pacific Total	178,000	82.0%	201,000	81.7%

Americas and Europe	39,000	18.0%	45,000	18.3%
	217,000	100.0%	246,000	100.0%
______________________________
(1)Brand Partners are independent distributors of our products who also purchase our products for their personal use. We only count as active those Brand Partners who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2)Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
OPERATING RESULTS AS A PERCENTAGE OF NET SALES
(unaudited)

	Quarter ended
	July 4, 2026				June 28, 2025
	Core Nutritional	Hiya	Rise	Consolidated	Core Nutritional	Hiya	Rise	Consolidated
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	18.9%	32.1%	89.2%	21.7%	18.2%	36.2%	61.8%	21.3%
Gross profit	81.1%	67.9%	10.8%	78.3%	81.8%	63.8%	38.2%	78.7%
Operating expenses:
Brand Partner incentives	43.6%	—%	—	37.4%	43.6%	—%	—%	36.9%
Selling, general and administrative	30.8%	74.8%	61.3%	36.9%	31.5%	52.8%	51.1%	34.7%
Estimated preliminary impairment	—%	103.1%	—%	13.0%	—%	—%	—%	—%
Total operating expenses	74.4%	177.9%	61.3%	87.3%	75.1%	52.8%	51.1%	71.6%
(Loss) earnings from operations	6.7%	(110.0)%	(50.5)%	(9.0)%	6.7%	11.0%	(12.9)%	7.1%

Amortization of acquired intangible assets	—%	15.8%	6.2%	2.1%	—%	13.1%	8.6%	2.0%